                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the registration statement on Form N-1A ("Registration Statement") for Salomon Brothers Institutional Series Funds Inc of our report dated April 12, 2000, relating to the financial statements and financial highlights which appear in the February 29, 2000 Annual Report to Shareholders of Salomon Brothers Institutional High Yield Bond Fund and Salomon Brothers Institutional Emerging Markets Debt Fund (two of the portfolios constituting Salomon Brothers Institutional Series Funds Inc), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
April 25, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the registration statement on Form N-1A ("Registration Statement") for Salomon Brothers Institutional Series Funds Inc of our report dated February 22, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of Salomon Brothers Institutional Money Market Fund (one of the portfolios constituting Salomon Brothers Series Funds Inc), which are also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
April 25, 2000